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CUSIP NO.    848915104                                       PAGE 11 OF 20 PAGES


                                                                     EXHIBIT 1.1


                             JOINT FILING AGREEMENT


Each of the undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D will be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. Each of the undersigned acknowledge that each undersigned is responsible for the timely filing of such amendments and for the completeness and accuracy of the information concerning such undersigned contained therein, but is not responsible for the completeness and accuracy of the information concerning each other undersigned except to the extent that such undersigned knows or has reason to believe that such information is inaccurate.


Dated as of February 10, 1999

                              KENNETH S. GROSSMAN



                              By    /s/ Kenneth S. Grossman
                                        Kenneth S. Grossman


                              OAKTREE CAPITAL MANAGEMENT, LLC



                              By:   /s/ Kenneth Liang
                                        Kenneth Liang
                              Title:   Managing Director and General
                              Counsel



                              OCM PRINCIPAL OPPORTUNITIES FUND, L.P.

                              By:      Oaktree Capital Management, LLC
                              Its:     General Partner



                              By:   /s/ Kenneth Liang
                                        Kenneth Liang
                              Title:   Managing Director and General
                              Counsel